Exhibit 10.1

SECOND AMENDMENT TO STOCKHOLDERS’ AGREEMENT

This Second Amendment (“Amendment”) to the Stockholders’ Agreement, dated as of May 6, 2016 (the “Stockholders Agreement”), by and among Lindblad Expeditions Holdings, Inc., a Delaware corporation (“Parent”), Natural Habitat, Inc., a Colorado corporation (the “Company”) and Ben Bressler, an individual (“Bressler”), is entered into as of December 1, 2022 (the “Amendment Effective Date”), by and among Parent, the Company and Bressler. All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Stockholders Agreement.

WHEREAS, Parent, the Company and Bressler previously entered into the Stockholders Agreement;

WHEREAS, on May 1, 2020, Parent, the Company and Bressler executed a First Amendment to the Stockholders Agreement (the “First Amendment”);

WHEREAS, pursuant to Section 23 of the Stockholders Agreement, the parties to the Stockholders Agreement desire to amend the Stockholders Agreement as expressly provided in this Amendment with the intent that this Amendment shall supersede and replace the First Amendment.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the First Amendment is hereby superseded and rendered null and void and that the Stockholders Agreement shall be amended as follows, effective as of the Amendment Effective Date:

1.    Definitions.

(a)    Each of the following definitions in the Stockholders Agreement is hereby amended and restated in its entirety and replaced for all purposes of the Stockholders Agreement with the following:

“2022 Note” means the Note in the amount of $9,268,013.00 issued by Purchaser to the Company on December 1, 2022.

“Cash” means, as to any Person at any point in time, cash and cash equivalents of such Person and its consolidated Subsidiaries determined in accordance with GAAP, other than Restricted Cash. In addition, Cash shall include the 2022 Note.

“Note” means the Note issued to Bressler in the original principal amount of $2,525,000 pursuant to the Stock Purchase Agreement, as such Note may be amended from time to time.

“Put-Call Calculation Date” means (i) in the case of the Put Right for which notice is provided for exercise on an Early Expiration Date, the last day of the last fiscal quarter ending immediately prior to the Early Expiration Date, (ii) in the case of the Put Right for which notice is provided for exercise on the First Expiration Date, December 31, 2023, (iii) in the case of the Put Right for which notice is provided for exercise on the Second Expiration Date, December 31, 2025, (iv) in the case of the Call Right for which notice of exercise is delivered prior to or on the sixtieth day after the Second Expiration Date, December 31, 2025, or (v) in the case of the Call Right for which notice is delivered after the sixtieth day after the Second Expiration Date, the last day of the last fiscal quarter ending immediately prior to delivery of such notice.

“Put-Call EBITDA” means LTM EBITDA calculated as of the applicable Put-Call Calculation Date; provided, that, if notice is delivered by Parent in respect of the Call Right, Put-Call EBITDA shall equal the greater of (i) LTM EBITDA calculated as of the applicable Put-Call Calculation Date and (ii) LTM EBITDA calculated as of September 30, 2020.

(b)    The following definition is added to the Stockholders Agreement: “Employment Agreement” means the Amended and Restated Employment Agreement, dated as of December 1, 2022, by and among Bressler, the Company and Parent, as it may be amended from time to time.

(c)    The following sentence is added at the end of the definition of “Subsidiary”: For the avoidance of doubt, the Managed Businesses (as such term is defined in the Employment Agreement) shall not be considered Subsidiaries of the Company for any purpose under this Agreement.

(d)    The definition of “EBITDA” is revised to exclude from the calculation thereof any income derived from the 2022 Note.

2.    Put/Call Provisions. Section 6 of the Stockholders Agreement is hereby amended and restated in its entirety and replaced for all purposes of the Stockholders Agreement with the following:

Put and Call Right.

(a)    (i) As soon as practicable after December 31, 2023, but only if Bressler has requested in a writing delivered to the Company prior to December 15, 2023 that such calculation be performed, Parent will calculate the Put-Call Purchase Price as of December 31, 2023 and will communicate such Put-Call Purchase Price to Bressler (the date of such communication, the “2023 Communication Date”), and (ii) as soon as practicable after December 31, 2025, Parent will calculate the Put-Call Purchase Price as of December 31, 2025 and will communicate such Put-Call Purchase Price to Bressler (the date of such communication, the “2025 Communication Date”).

(b)    (i) On the date that is 30 days after the 2023 Communication Date (the “First Expiration Date”), Bressler shall have the irrevocable and exclusive right, but not the obligation, to require Parent to purchase up to fifty percent (50%) of his Company Shares at the Put-Call Purchase Price (the “First Put Right”), and (ii) on the thirtieth day after the 2025 Communication Date (the “Second Expiration Date”), Bressler shall have the irrevocable and exclusive right, but not the obligation, to require Parent to purchase all of his remaining Company Shares at the Put-Call Purchase Price (the “Second Put Right”); provided, that, if prior to March 31, 2024 (x) a single Person controls not less than a majority of Lindblad Shares and (y) Sven Lindblad is no longer sitting on the Parent Board, then Bressler shall have the right to require Parent to purchase one hundred percent (100%) of his Company Shares at the Put-Call Purchase Price on such date that is one-hundred twenty (120) days after the first date on which the aforementioned clauses (x) and (y) are both true (such date, the “Early Expiration Date”). This right (the “Put Right”) may be exercised by giving written notice (the “Put Exercise Notice”) to Parent at any time, with respect to the First Put Right, between January 1, 2024 and the First Expiration Date, with respect to the Second Put Right, between January 1, 2026 and the Second Expiration Date, and, with respect to the Early Expiration Date, between the date that is one-hundred twenty (120) days prior to the Early Expiration Date and the date that is sixty (60) days prior to the Early Expiration Date, and such purchase by Parent shall be consummated on the First Expiration Date (or within 30 days thereafter), the Second Expiration Date (or within 30 days thereafter) or the Early Expiration Date, as applicable, by (i) delivery from Bressler to Parent or its designee of (x) the applicable number of Bressler’s Company Shares accompanied by stock powers duly endorsed in blank and (y) the representations and warranties set forth on Exhibit C hereto duly executed by Bressler and (ii) wire transfer by Parent of the Put-Call Purchase Price in immediately available funds to an account specified in writing by Bressler. If so delivered, such Put Exercise Notice shall constitute an irrevocable, binding and enforceable obligation of each Party for the sale of Bressler’s Company Shares on the First Expiration Date, the Second Expiration Date or the Early Expiration Date, as applicable, in the foregoing manner. Notifications shall be made on the terms of Section 11 of this Agreement. For avoidance of doubt, if the Early Expiration Date occurs and Bressler does not exercise the Put Right in connection with such Early Expiration Date, Bressler shall maintain the right to exercise the Put Right in connection with the First Expiration Date and the Second Expiration Date on the terms and conditions set forth herein.

(c)    If a Put Exercise Notice covering 100% of Bressler’s Company Shares shall not have been delivered to Parent by the Second Expiration Date, Parent shall have the irrevocable and exclusive right, but not the obligation, to require Bressler to sell to Parent or its designee all of his remaining Company Shares at the Put-Call Purchase Price (the “Call Right”). The Call Right may be exercised by giving written notice (the “Call Exercise Notice”) to Bressler at any time after the Second Expiration Date and prior to March 31, 2031, and such purchase by Parent shall be consummated on a date selected by Parent on not less than thirty (30) days’ advance written notice (the “Call Purchase Date”) by (i) delivery from Bressler to Parent or its designee of (x) the applicable number of Bressler’s Company Shares accompanied by stock powers duly endorsed in blank and (y) the representations and warranties set forth on Exhibit C hereto duly executed by Bressler and (ii) wire transfer by Parent of the Put-Call Purchase Price in immediately available funds to an account specified in writing by Bressler. If so delivered, such Call Exercise Notice shall constitute an irrevocable, binding and enforceable obligation of each Party for the sale of Bressler’s Company Shares on the Call Purchase Date in the foregoing manner; provided, that, Parent shall not be entitled to exercise the Call Right at any time that Bressler is subject to a Drag-Along Right or is entitled to the Tag Right as a result of a definitive agreement to consummate a Drag Sale or a Tag Sale having been executed in accordance with Section 2(c) and Exhibit A unless the consideration paid to Bressler in connection with exercise of the Drag-Along Right or Tag Right is no less than the greater of the consideration calculated (or would be calculated) (i) using the Put-Call Purchase Price in respect of the applicable Put-Call Calculation Date and (ii) pursuant to Exhibit A in connection with his exercise of such Drag-Along Right or Tag Right. Notifications shall be made on the terms of Section 11 of this Agreement.

(d)    The purchase price payable by Parent or its designee upon the exercise of either the Put Right or the Call Right (the “Put-Call Purchase Price”) shall be an amount equal to the product of (i) Bressler’s Overall Percentage Interest multiplied by (ii) the sum of (x) the product of 7.0 multiplied by Put-Call EBITDA as of the applicable Put-Call Calculation Date minus (y)  Indebtedness of the Company and its consolidated Subsidiaries as of the applicable Put-Call Calculation Date plus (z) Excess Cash of the Company and its consolidated Subsidiaries as of the applicable Put-Call Calculation Date, in each case, as calculated in good faith by Parent in accordance with GAAP, provided, that notwithstanding the foregoing, to the extent the Call Right is exercised by Parent, the Put-Call Purchase Price shall not be less than $10,000,000.

(e)    For purposes of determining the Put-Call Purchase Price, the consolidated Subsidiaries of the Company shall include any newly acquired entity in which the Company owns a 50% or greater voting equity interest, whether or not such Subsidiaries are consolidated with the Company for tax or accounting purposes; provided, however, with respect to any entity that is not wholly-owned by the Company, the portion of the Cash, Deferred Tour Revenue, EBITDA, Restricted Cash and Indebtedness of such entity that is attributed to the Company shall be reduced by a percentage of such items that is equal to the percentage of the equity interests in such entity that are not, as of the applicable date, owned by the Company. Notwithstanding the foregoing, the consolidated Subsidiaries of the Company shall not include the Managed Businesses (as defined in the Employment Agreement).

3.    The following Section 28 is added to the Stockholders Agreement:

Section 28. Tax Reporting: Any Put-Call Purchase Price paid with respect to the exercise of the Put Right or the Call Right and the principal amount of the Note shall be treated by the parties for all federal, state and local income taxes solely as purchase price paid for Bressler’s equity interests in the Company, and shall be reported on all tax returns and tax informational statements on a basis consistent with that characterization, in each case, to the maximum extent permitted by law.

4.    Remaining Provision; References. Except as expressly modified by this Amendment, the Stockholders Agreement remains in full force and effect. Each reference in the Stockholders Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Stockholders Agreement, and each reference in any other document relating to the “Stockholders Agreement,” “thereunder,” “thereof” or words of like import referring to the Stockholders Agreement, means and references the Stockholders Agreement as amended by this Amendment.

5.    Miscellaneous. Sections 12 (Governing Law; Consent to Jurisdiction; Waiver), 18 (Confidentiality; Public Announcements, Etc.), 19 (Counterparts; Effectiveness) and 24 (Rights of Third Parties) of the Stockholders Agreement shall apply to this Amendment, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Effective Date.

PARENT:
LINDBLAD EXPEDITIONS HOLDINGS, INC. By:_ /s/ Dolf Berle Name: Dolf Berle Title: Chief Executive Officer

THE COMPANY:
NATURAL HABITAT, INC. By:_ /s/ Dolf Berle Name: Dolf Berle Title: Chief Executive Officer

BRESSLER:
By: /s/ Benjamin L. Bressler

[Signature Page to Amendment to Stockholders’ Agreement]